EXHIBIT 10.2

EXECUTION COPY

CONSENT AND WAIVER NO.3

TO CREDIT AGREEMENT

This CONSENT AND WAIVER NO. 3 TO CREDIT AGREEMENT (this “Consent and Waiver”), dated as of April 25, 2005, is made among Sabine Pass LNG, L.P., a Delaware limited partnership (the “Borrower”), Société Générale, in its capacity as administrative agent for the Lenders (the “Agent”), HSBC Bank USA, National Association, in its capacity as collateral agent for the Lenders (the “Collateral Agent”) and the Lenders party to the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrower, the Agent and the Collateral Agent are party to a Credit Agreement dated as of February 25, 2005 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), pursuant to which the lenders from time to time party thereto (the “Lenders”) have agreed to make loans to the Borrower in an aggregate principal amount of $822,000,000;

WHEREAS, the Borrower and Bechtel Corporation (the “EPC Contractor”) have entered into an Engineering, Procurement and Construction Agreement (the “EPC Contract”) relating to the Project;

WHEREAS, the Borrower desires to amend certain provision of Attachment EE to the EPC Contract in order to reflect the Tank Subcontractor October 2004 updated material pricing proposal to the EPC Contractor; and

WHEREAS, the Borrower has requested that the Lenders consent to the Borrower entering into Change Order SP/BE-006 (the “Change Order”), attached hereto as Exhibit B, to effect the necessary amendments to Attachment EE to the EPC Contract, as more fully described in the waiver request letter (the “Waiver Request Letter”) attached hereto as Exhibit A.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Capitalized terms (including those used in the preamble and the recitals above) not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the principles of interpretation set forth therein shall apply herein.

Section 2. Consent and Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Agent, the Collateral Agent and the Lenders hereby consent to the Borrower entering into the Change Order. In addition, the Lenders hereby waive (1) compliance with Section 8.20(e) of the Credit Agreement solely to the extent necessary to

Consent and Waiver No. 3

permit the Borrower to enter into the Change Order and (ii) any Defaults or Events of Default arising directly as a result of the Borrower’s entering into the Change Order.

Section 3. Conditions Precedent. This Consent and Waiver shall become effective on the date on which the Agent has received counterparts of this Consent and Waiver duly executed and delivered by each of the Borrower, the Agent, the Collateral Agent and the Majority Lenders.

Section 4. Miscellaneous.

(a) Limited Waiver.

(i) Except as expressly consented to or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Financing Documents shall remain unchanged and unwaived and shall continue to be and shall remain in full force and effect in accordance with their respective terms.

(ii) The consent and waivers set forth herein shall be limited precisely as provided for herein to the provisions expressly consented to or waived and shall not be deemed to be a waiver of any right, power or remedy of any Lender, the Agent or the Collateral Agent under, or a waiver of, consent to or modification of any other term or provision of the Credit Agreement, any other Financing Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Credit Agreement or any of the other Financing Documents.

(iii) Except as provided in Section 2 hereof, nothing contained in this Consent and Waiver shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Consent and Waiver.

(b) Financing Document. This Consent and Waiver shall be deemed to be a Financing Document referred to in the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Counterparts; Integration; Effectiveness. This Consent and Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any parties hereto may execute this Consent and Waiver by signing any such counterpart.

(d) Costs and Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel to the Agent and the Lenders) incurred in connection with the preparation and delivery of this Consent and Waiver and such other related documents.

Consent and Waiver No. 3

(e) Governing Law. THIS CONSENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

Consent and Waiver No. 3

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Waiver to be duly executed and delivered as of the day and year first above written.

SABINE PASS LNG, L.P., as Borrower

By:	Sabine Pass LNG – GP, Inc., its General Partner

By:	/s/ Graham McArthur
Name: Graham McArthur Title: Treasurer

Address for Notices:

717 Texas Avenue, Suite 3100 Houston, TX 77002 Attn: Treasurer

Consent and Waiver No. 3

SOCIÉTÉ GÉNÉRALE, as Agent

By:	/s/ Robert J. Preminger
Name: Robert J. Preminger Title: Director

Address for Notices:

1221 Avenue of the Americas New York, NY 10020 Attn: Robert Preminger

Consent and Waiver No. 3

HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Deirdra N. Ross
Name: Deirdra N. Ross Title: Assistant Vice President

Address for Notices:

HSBC Bank USA, National Association 452 Fifth Avenue New York, NY 10018 Attn: Corporate Trust

With a copy to:

DLA Piper Rudnick Gray Cary US LLP One Liberty Place 1650 Market Street, Suite 4900 Philadelphia, PA 19103 Attn: Peter Tucci, Esq.

Consent and Waiver No. 3

Exhibit A to Consent and

Waiver No. 3

Waiver Request Letter

(see attached)

Consent and Waiver No. 3

April 12, 2005

Societe Generale

1221 Avenue of the Americas

New York, NY 10020

Attn: Robert Preminger

Re:	Sabine Pass LNG, L.P. (“Sabine”) Credit Agreement Dated February 25, 2005

Gentlemen:

Pursuant to section 8.20(e) of the above referenced Agreement, Sabine is hereby requesting the consent of the Majority Lenders to make the following modifications to Attachment EE to the EPC Contract:

•	Amend the price index start date in Sections 3.2 through 3.8 from October 2004 to January 2004. This change will result in a price escalation of $17,715,027.17 which is within the permitted Adjustment Amount. Stone & Webster’s review of the calculations will be sent directly to you.

•	Amend the indexes used in the Tank Subcontract Materials Adjustment for Sections 3.3 through 3.8 so that the index is established on the day the tank subcontractor receives (ex-mill) the material rather than using a best fit linear regression straight line of values of the applicable index from October 2004 through the Exercise Date.

•	Add Section 3.10 to establish invoicing and payment guidelines for the Tank Subcontract Materials Adjustment.

Please note that the pricing proposal quoted by the tank subcontractor for the 9% nickel steel adjustment is only valid through April 26, 2005. Accordingly, we request consent to these proposed changes to Attachment EE no later than April 22, 2005 to allow adequate time to place the 9% nickel steel order.

Very truly yours,

Sabine Pass LNG, L.P

By:
Name:	Graham A. McArthur
Title:	Treasurer

CHENIERE ENERGY, INC.

717 Texas Avenue, Suite 3100 • Houston, Texas 77002 • (713) 659-1361 • Fax (713) 659-5459

Exhibit B to Consent and

Waiver No. 3

Change Order

(see attached)

DRAFT

SCHEDULE D-1

CHANGE ORDER FORM

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER: SP/BE-00x

OWNER: Sabine Pass LNG, L.P.	DATE OF CHANGE ORDER: April 1, 2005

CONTRACTOR: Bechtel Corporation

DATE OF AGREEMENT: December 18, 2004

The Agreement between the Parties listed above is changed as follows:

Attachment EE of the Agreement is replaced by the attached Attachment EE, Rev 1. All references in the Agreement to Attachment EE shall be understood to refer to Attachment EE, Rev I.

Adjustment to Contract Price

The original Contract Price was	$646,936,000

Net change by previously authorized Change Orders (#SP/BE-002)	$1,500,000

The Contract Price prior to this Change Order was	$648,436,000

The Contract Price will be unchanged by this Change Order	$0

The new Contract Price including this Change Order will be	$648,436,000

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified):

The Target Bonus Date will be unchanged.

The Target Bonus Date as of the date of this Change Order therefore is 1,095 Days following NTP

The Guaranteed Substantial Completion Date will be unchanged.

The Guaranteed Substantial Completion Date as of the date of this Change Order therefore is 1,247 Days following NTP

Adjustment to other Changed Criteria: None

Adjustment to Minimum Acceptance Criteria: None

Adjustment to Performance Guarantees: None

Adjustment to Design Basis: None

Other adjustments to liability or obligation of Contractor or Owner under the Agreement:

1.	In addition to the due Monthly Payments, Milestone Payments, and Reimbursable Costs described in the Agreement, Contractor shall invoice the applicable Tank Subcontract Materials Adjustment in the Month immediately following the Month in which the materials are received (ex-mill or ex-works) by the Tank Subcontractor, and Owner shall make payment to Contractor in accordance with Section 7.2E of the Agreement.

2.	To provide clarification, Owner and Contractor have jointly performed the sample calculations shown in Table 1 below using the formulas set forth in Sections 3.2 through 3.9 of Attachment EE Rev 1. The total and component amounts shown in Table 1 are the cost reimbursable material escalation amounts that would be due and payable to Contractor for the period from January 2004 through October 2004, subject to shipment of all affected materials. October 2004 was selected since the LNG Tank Subcontractor had initially updated its proposal to the Contractor as of that date. This escalation amount is not currently included in the Contract Price from Contractor to Owner.

Table 1, Sample Calculation Through October 2004

		Oct 04	Oct 04
		Index	Escalation
3.2	9% Ni Steel	13440	4,739,797.00
3.3	Rebar & Anchors	520	245,313.40
3.4	Tank Stainless Steel	3480	205,097.28
3.5	Aluminum	137	310,857.79
3.6	Carbon Steel	744	8,368,940.93
3.7	Structural Steel	574	2,582,096.83
3.8	Piping & Valves	3480	1,262,923.94
	Total Escalation to October 2004		$17,715,027.17

Owner, Contractor, and the Tank Subcontractor have also jointly developed a package, as per Contractor letter to Owner dated March 17, 2005, which provides supporting details and adequately documents the formulas for the Tank Subcontract

Materials Adjustments shown in Attachment EE, Rev. 1. Contractor will confirm quantities provided by Tank Subcontractor for rebar by September 2005 and will confirm remaining quantities provided by Tank Subcontractor for structural steel by December 2005. All other quantities have been provided to Owner.

Attachment EE Rev 1 and the Change Order will prevail should any inconsistency occur between Contractor letter of March 17, 2005, and Attachment EE Rev 1 and the Change Order.

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

* Charif Souki	Contractor

Chairman

Name

Title

Date of Signing	Date of Signing

* Keith Meyer

President

Date of Signing

* Ed Lehotsky

Owner Representative

Date of Signing

*	Required Owner signature

ATTACHMENT EE Rev 1

STAINLESS STEEL ADJUSTMENT, TANK SUBCONTRACT MATERIALS

ADJUSTMENT, MARINE LOADING ARM ADJUSTMENT AND BOG COMPRESSOR

ADJUSTMENT

1. STAINLESS STEEL ADJUSTMENT

1.1 Stainless Steel Adjustment

The Stainless Steel Adjustment, which is used to account for the changes in commodity pricing of 304L stainless steel pipe, fittings and flanges as described in Section 7.1D of the Agreement, shall be determined in accordance with this Section 1. All calculations shall be rounded to four (4) decimal places.

1.2 Step 1, Determine Base Metal Price at NTP

Nibase	= nickel base metal price

Crbase	= chromium base metal price

Febase	= iron base metal price

The above Nibase, Crbase and Febase shall be as published by North American Stainless at website http://www.northamericanstainless.com, using the commercial information/flat alloy surcharge and the averages cited for two (2) Months prior to NTP. For example, if the NTP is given in March 2005, the Monthly average for January 2005 shall be used.

1.3 Step 2, Calculate Alloy Surcharge for Pipe “Pipesch” at NTP

Pipesch = 0.096*(Nibase – 2.0) + 0.216*(Crbase – 0.35) + 0.8388*(Febase – 0.0625)

1.4 Step 3, Determine Base Price for Pipe at NTP

The base price for stainless pipe at NTP (“Pipebase”) shall be the pricing index “Stainless Steel Pipe & Tube – 4-1/2 in. to 16 in.” for the Month in which the NTP is issued, as specified in the pricing index database maintained by Preston Pipe & Tube Report, expressed in U.S. Dollars per lb.

1.5 Step 4, Determine Piping Component of Adjustment

PipeNTP = U.S.$10,860,880*[((Pipesch + Pipebase)/1.4635) – 1]

1.6 Step 5, Calculate Alloy Surcharge for Fittings at NTP

Ftgsch = 1.0836* Pipesch

1.7 Step 6, Determine Fitting Component of Adjustment

FtgNTP = U.S.$3,100,000*[((Ftgsch + Pipebase)/1.4938) – 1]

1.8 Step 7, Calculate Stainless Steel Adjustment

In accordance with Section 7.1D of the Agreement, the Contract Price shall be adjusted by the Stainless Steel Adjustment (“SSadj”), which shall be determined as follows:

SSadj (in U.S.$) = PipeNTP + FtgNTP

The Stainless Steel Adjustment shall be paid as an adjustment to the applicable Milestone(s) in Schedule C-1.

2. MARINE LOADING ARM ADJUSTMENT AND BOG COMPRESSOR ADJUSTMENT

2.1 Introduction

The Marine Loading Arm Adjustment (“Armadj”) and BOG Compressor Adjustment (“BOGadj”), which are used to take into account currency fluctuations, shall be determined in accordance with this Section 2. All calculations shall be rounded to four (4) decimal places. All currency exchange rates shall be determined using FxConverter on website http://www.oanda.com/convert/classic.

In accordance with Section 7.1F of the Agreement, the Contract Price shall be adjusted by the Marine Loading Arm Adjustment, which shall be determined as follows:

Armadj (in U.S.$) = U.S.$6,289,705 * ((0.79177/ EuroNTP – 1)

Where:

EuroNTP = The currency exchange rate for Euros compared to U.S.$ (Euro/U.S.$), defined as the Interbank rate, median price (ask) for the Day of the Notice to Proceed.

In accordance with Section 7.1 G of the Agreement, the Contract Price shall be adjusted by the BOG Compressor Adjustment, which shall be determined as follows:

BOGadj (in U.S.$) = U.S.$8,314,332 * ((107.35/YenNTP) – 1)

Where:

YenNTP = The currency exchange rate for Japanese Yen compared to U.S.$ (Yen/U.S.$) defined as the Interbank rate, median price (ask) for the Day of the Notice to Proceed.

The Marine Loading Arm and BOG Compressor Adjustment shall be paid as an adjustment to the applicable Milestone(s) in Schedule C-1.

3. TANK SUBCONTRACT MATERIALS ADJUSTMENT

3.1 Adjustment Date

The Tank Subcontract Materials Adjustment, which is used to account for changes in commodity pricing of certain materials used in the Tanks, shall be determined in accordance with this Section 3.

The Adjustment Date for determining the Tank Subcontract Materials Adjustment shall be the date as advised in writing to Owner by the Tank Subcontractor through Contractor. The Adjustment Date for Section 3.2 is the Day that Tank Subcontractor places a purchase order for 9% Nickel Steel. The “Adjustment Date” for Sections 3.3 through 3.8 shall be the respective Days the Tank Subcontractor receives (ex-mill) the materials, or portions thereof, listed in Sections 3.3 through 3.8 hereunder. If the Tank Subcontractor receives the materials in partial shipments, the formulas in Sections 3.3 through 3.8 will be adjusted by using the corresponding percentage of material received.

Except for SSC1 defined in Section 3.4 hereunder, the “Purchasing Magazine Business Information Center Price Index” (available through subscription at www.Purchasing.com) shall be the applicable Purchasing Magazine Business Information Center Indices defined in Sections 3.2 through 3.8 below available on the Adjustment Date.

3.2 Adjustment for 9% Nickel Steel Materials (“9Niadj”)

9Niadj = U.S. $4,739,797 + (4644*((0.09 * N1) – 1209.6))

Where “N1” is the 3-Month Bid price of nickel (in U.S.$/metric ton), as published in the Wall Street Journal on the Day of the Adjustment Date

If Owner does not issue the NTP to Contractor pursuant to 5.2.B of the Agreement on or before April 26, 2005, then the formula set forth in this Section 3.2 will be renegotiated.

3.3 Adjustment for Rebar and Anchors (“Rebaradj”)

Rebaradj = U.S.5551,955*(( R1/360) – 1)

Where “R1” is the Purchasing Magazine Business Information Center Price Index for “Steel, reinforcing bar (PURPRI50D208)” for the Month of the Adjustment Date.

3.4 Adjustment for Tank Stainless Steel (“TankSSadj”)

TankSSadj = U.S.$524,846*[((S1+SSC1,)/2502.2) – 1]

Where:

S1 is the Purchasing Magazine Business Information Center Price Index for “Stainless steel, hot rolled plate (PURPRI50D210)”, for the Month of the Adjustment Date; and

SSC1 is the current Allegheny Ludlum “Raw Material Surcharge for 304/304L Stainless Steel”, as published on website http://www.alleghenyludlum.com, for the Month of the Adjustment Date.

3.5 Adjustment for Aluminum Materials (“Aladj”)

Aladj = U.S.$1,266,458*((Al1/110) – 1)

Where “Al1” is the Purchasing Magazine Business Information Center Price Index for Aluminum, grade 3003 common alloy sheet (PURPRI50D303), for the Month of the Adjustment Date.

3.6 Adjustment for Carbon Steel Materials (“CSadj”)

CSadj = U.S.$8,279,434*((CS1/370) – 1)

Where “CS1” is the Purchasing Magazine Business Information Center Price Index for Steel, hot rolled plate (PURPRI50D204) for the Month of the Adjustment Date.

3.7 Adjustment for Structural Steel Materials (“STadj”)

STadj = U.S.$5,259,827*((ST1/385) – 1)

Where “ST1” is the Purchasing Magazine Business Information Center Price Index for Steel, wide-flange beams (PURPRI50D206) for the Month of the Adjustment Date.

3.8 Adjustment for Piping and Valves (“PVadj”)

PVadj = U.S.$6,463,670*0.5*[((S1+ SSC1)/ 2502.2) – 1]

Where S1 and SSC1 are as specified in Section 3.4 above.

3.9 Tank Subcontract Materials Adjustment

In accordance with Section 7.1E, the Contract Price shall be adjusted by the Tank Subcontract Materials Adjustment (“Tankadj”), which shall be determined as follows:

Tankadj (in U.S.$) = Rebaradj + 9Niadj + TankSSadj + Aladj + CSadj + STadj + PVadj

3.10 Invoicing and Support Documentation

The Parties agree that the Adjustments calculated in accordance with this Section 3 for materials used in the Tanks shall be invoiced in the Month immediately following the Month in which the materials are received (ex-mill or ex-works) by the Tank Subcontractor. Contractor’s Invoice for the Tank Subcontract Material Adjustments shall include for each of the materials in Section 3.2 through 3.8 the date of the receipt of the materials, the percentage of materials received and the applicable Index for the Adjustment Date. Reasonably sufficient supporting documentation sufficient for the approval of the Tank Subcontract Materials Adjustments by Owner shall consist of: a) Contractor’s Invoice, b) Tank Subcontractor’s Invoice, e) total quantities, d) percentage received based on actual weight or weighting, e) bill of lading or other document evidencing date of receipt of materials, f) calculation of applicable escalation, and g) index in effect as of date materials received, all of which shall be made available to Owner to verify the materials adjustment calculation and the partial materials shipment percentage, if applicable. Contractor will provide to Owner updated projections of material shipment dates during the materials delivery phase.

The Contract Price shall be adjusted by Change Order every six (6) Months (or such other earlier period as requested by Owner) to account for the Tank Subcontract Material Adjustments occurring during such six (6) Month period, with the first such Change Order occurring in the second Month following NTP and with the last Change Order occurring in the Month following the last Tank Subcontract Material Adjustment.